EXHIBIT 10.1

                            Stock Purchase Agreement
                           and Exhibits A, B, C, D & E


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                            STOCK PURCHASE AGREEMENT

                            dated as of June 24, 1996

                                      among

                      IMATRON INC., HEARTSCAN IMAGING, INC.

                                       and

                       THE PURCHASERS LISTED ON EXHIBIT A


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                                                  TABLE OF CONTENTS

                                                                                                               Page

         ARTICLE 1         PURCHASE AND SALE OF SHARES..........................................................  1

                  1.1      Ownership of Shares..................................................................  1
                  1.2      Sale and Purchase of the Shares......................................................  1

         ARTICLE 2         CLOSING DATE; DELIVERY...............................................................  1
                  2.1      Closing Date.........................................................................  1
                  2.2      Delivery.............................................................................  1

        ARTICLE 3          REPRESENTATIONS AND WARRANTIES OF IMATRON............................................  1
                  3.1      Ownership and Title..................................................................  2
                  3.2      Organization and Standing............................................................  2
                  3.3      Corporate Power......................................................................  2
                  3.4      Subsidiaries.........................................................................  2
                  3.5      Capitalization.......................................................................  2
                  3.6      Authorization........................................................................  3
                  3.7      Financial Statements.................................................................  3
                  3.8      Absence of Undisclosed Liabilities...................................................  4
                  3.9      Changes..............................................................................  4
                  3.10     Title to Assets; Liens, etc..........................................................  5
                  3.11     Compliance with other Instruments, None Burdensome, etc..............................  5
                  3.12     Intellectual Property................................................................  6
                  3.13     Litigation, etc......................................................................  6
                  3.14     Employees............................................................................  6
                  3.15     Registration Rights..................................................................  7
                  3.16     Governmental Consent, etc............................................................  7
                  3.17     Offering.............................................................................  7
                  3.18     Material Contracts...................................................................  7
                  3.19     Licenses; Compliance with Laws.......................................................  7
                  3.20     Disclosure...........................................................................  8
                  3.21     Environmental and Safety Laws........................................................  8
                  3.22     Imatron Corporate Documents..........................................................  8
                  3.23     HeartScan Corporate Documents........................................................  8
                  3.24     Insurance............................................................................  8
                  3.25     Labor Agreements and Actions.........................................................  8
                  3.26     Brokers or Finders...................................................................  9

         ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................................... 9
                  4.1      Risk.................................................................................. 9
                  4.2      Experience............................................................................ 9
                  4.3      Principal Place of Business........................................................... 9

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                  4.4      Investment........................................................................... 10
                  4.5      Rule 144............................................................................. 10
                  4.6      No Public Market..................................................................... 10
                  4.7      Access to Data....................................................................... 10
                  4.8      Authorization........................................................................ 10
                  4.9      Brokers or Finders................................................................... 10
                  4.10     Investor Counsel; Investment Advisor................................................. 10

         ARTICLE 5         EXCHANGE RIGHTS...................................................................... 11
                  5.1      Certain Definitions.................................................................. 11
                  5.2      First Exchange Period Rights......................................................... 11
                  5.3      Second Exchange Period Rights........................................................ 13
                  5.4      No Impairment........................................................................ 14
                  5.5      Mechanics of Exchange................................................................ 14
                  5.6      Reservation of Imatron Common Stock.................................................. 15
                  5.7      Participation Rights Offering........................................................ 15
                  5.8      Notices of Record Date............................................................... 15

         ARTICLE 6         AFFIRMATIVE COVENANTS................................................................ 16
                  6.1      Use of Proceeds...................................................................... 16
                  6.2      Right of Participation............................................................... 16
                  6.3      Financial Information................................................................ 17
                  6.4      Purchasers' Right to Elect Directors................................................. 18
                  6.5      Termination.......................................................................... 19

         ARTICLE 7         NEGATIVE COVENANTS................................................................... 19
                  7.1      Dealing with Affiliates.............................................................. 19
                  7.2      Conduct of Business.................................................................. 19
                  7.3      Sale of Securities................................................................... 19
                  7.4      Liquidation; Merger, etc............................................................. 19
                  7.5      Dividends; Distributions; etc........................................................ 19
                  7.6      Investments.......................................................................... 20

         ARTICLE 8         TRANSFERABILITY OF SECURITIES........................................................ 20
                  8.1      Transferability...................................................................... 20
                  8.2      Restrictive Legend................................................................... 20
                  8.3      Notice of Proposed Transfers......................................................... 20

         ARTICLE 9         REGISTRATION RIGHTS RELATING TO IMATRON SECURITIES................................... 21
                  9.1      Certain Definitions.................................................................. 21
                  9.2      Registration of First Exchange Period Shares......................................... 22
                  9.3      Registration of Second Exchange Period Shares........................................ 22
                  9.4      Expenses of Registration............................................................. 23
                  9.5      Registration Procedures.............................................................. 23

                                                   -ii-

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                  9.6      Indemnification...................................................................... 25
                  9.7      Information by Holder................................................................ 27
                  9.8      Rule 144 Reporting................................................................... 27
                  9.9      Transfer of Registration Rights...................................................... 28
                  9.10     Additional Shares.................................................................... 28

         ARTICLE 10        REGISTRATION RIGHTS RELATING TO HEARTSCAN SECURITIES................................. 28
                  10.1     Certain Definitions.................................................................. 30
                  10.2     Registration......................................................................... 30
                  10.3     Registration on Form S-3............................................................. 30
                  10.4     Limitations on Subsequent Registration Rights........................................ 31
                  10.5     Expenses of Registration............................................................. 31
                  10.6      Registration Procedures............................................................. 32
                  10.7     Indemnification...................................................................... 34
                  10.8     Information by Holder................................................................ 36
                  10.9     Rule 144 Reporting................................................................... 36
                  10.10    Transfer of Registration Rights...................................................... 37
                  10.11    Standoff Agreement................................................................... 37

         ARTICLE 11        CONDITIONS TO CLOSING OF THE PURCHASERS.............................................. 37
                  11.1     Representations and Warranties Correct............................................... 37
                  11.2     Covenants............................................................................ 37
                  11.3     Qualifications....................................................................... 37
                  11.4     Legal Matters........................................................................ 37
                  11.5     Proceedings and Documents............................................................ 38
                  11.6     Opinion of Imatron's and HeartScan's Counsel......................................... 38
                  11.8     Good Standing........................................................................ 38
                  11.9     Equipment Supply Agreement........................................................... 38

         ARTICLE 12        CONDITIONS TO CLOSING OF IMATRON..................................................... 38
                  12.1     Representations...................................................................... 38
                  12.2     Further Representations and Warranties............................................... 38
                  12.3     Qualifications....................................................................... 38
                  12.4     Legal Matters........................................................................ 39

         ARTICLE 13        MISCELLANEOUS........................................................................ 39
                  13.1     Governing Law........................................................................ 39
                  13.2     Survival............................................................................. 39
                  13.3     Successors and Assigns............................................................... 39
                  13.4     Entire Agreement; Amendment.......................................................... 39
                  13.5     Notices, etc......................................................................... 39
                  13.6     Delays or Omissions.................................................................. 40
                  13.7     California Corporate Securities Law.................................................. 40
                  13.8     Expenses............................................................................. 40

                                                  -iii-

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                  13.9     Remedies............................................................................. 40
                  13.10    Attorneys Fees....................................................................... 41
                  13.11    Counterparts......................................................................... 41
                  13.12    Severability......................................................................... 41
                  13.13    Titles and Subtitles................................................................. 41


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 24, 1996, by and between IMATRON INC., a New Jersey corporation (the "Imatron"); HEARTSCAN IMAGING, INC., a Delaware corporation ("HeartScan") and those entities and persons set forth on Exhibit A hereto (individually, a "Purchaser," and collectively the "Purchasers").

                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

         1.1 Ownership of Shares. Imatron is the registered and beneficial owner of 100,000 shares of HeartScan's Series A Preferred Stock (the "Shares").

         1.2 Sale and  Purchase  of the  Shares.  At the  Closing (as defined in
Section 2.1 hereof), and in reliance upon the representations, warranties and agreements contained herein, Imatron will sell to each Purchaser and each Purchaser will purchase from Imatron the number of Shares specified opposite each Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A, at a cash price of One Hundred Sixty Dollars ($160.00) per Share. As used herein, the term "Purchase Price" shall mean the aggregate purchase price for the Shares payable by an individual Purchaser.

                                    ARTICLE 2

                             CLOSING DATE; DELIVERY

         2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder shall be held at the offices of Severson & Werson, One Embarcadero Center, San Francisco, California 94111 at 3:00 p.m., local time, on June 24, 1996 (the "Closing") or at such other time and place as shall be mutually agreed upon by Imatron and the Purchasers (the date of the Closing is hereafter referred to as the "Closing Date").

         2.2 Delivery. At the Closing, Imatron will deliver to each Purchaser certificates for the number of Shares set forth opposite its name under the heading "Shares" registered in such Purchaser's name on Exhibit A, or in accordance with such Purchaser's instructions, and each Purchaser will deliver to Imatron by check or wire transfer to Imatron's account the amount set forth opposite each Purchaser's name on Exhibit A.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF IMATRON

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, Imatron represents and warrants to the Purchasers as follows:


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         3.1  Ownership  and Title.  Imatron is the owner,  beneficially  and of record, of all of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The Shares are not subject to any restrictions with respect to transferability, except as provided under the Securities Act of 1933 (the "Securities Act"). Upon the transfer and delivery of the Shares to each Purchaser hereunder, such Purchaser will receive good and absolute title thereto, free from all liens, charges, encumbrances, equities, restrictive agreements and claims whatsoever except as specifically provided herein.

         3.2 Organization and Standing. Imatron is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New Jersey and is in good standing under such laws. HeartScan is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Imatron and HeartScan each have all requisite corporate power and authority to own and operate their respective properties and assets, and to carry on their respective businesses as presently conducted and as proposed to be conducted. Imatron and HeartScan are qualified and are in good standing in each foreign jurisdiction where such qualification is required.

         3.3 Corporate Power. Imatron and HeartScan each have or will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and to sell and issue the Shares hereunder and to carry out and perform its and their obligations under the terms of this Agreement.

         3.4 Subsidiaries. Except as set forth on Exhibit B, Imatron and HeartScan have no subsidiaries or affiliated companies and do not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.5      Capitalization.

                  (a) Capitalization of Imatron. At the Closing Date, the authorized capital stock of Imatron will consist of: (i) 100,000,000 shares of Common Stock, of which 76,268,990 shares were issued and outstanding and of which 3,722,560 shares have been reserved for issuance under outstanding warrants, 6,648,209 shares of which have been reserved for issuance under various option and stock purchase plans; 1,500,000 shares of which are reserved for issuance under an effective registration on Form S-3; and 10,666,667 shares of which have been reserved for exchange hereunder; and (ii) 5,000,000 shares of preferred stock of which 500,000 shares have been designated "Series A Preferred Stock" none of which are issued and outstanding and 500,000 shares of which have been designated "Series B Preferred Stock" none of which are issued and outstanding. Imatron's capitalization is summarized as set forth on Exhibit C. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The shares of Imatron Common Stock are not subject to any preemptive rights or rights of first refusal.

                  (b) Capitalization of HeartScan. At the Closing Date, the authorized capital stock of HeartScan will consist of: (i) 4,000,000 shares of Common Stock, of which 21,094

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will be issued and  outstanding  and of which 448,906  shares have been reserved for issuance pursuant to stock option and other plans, 30,000 shares have been reserved for issuance upon the exercise of warrants to be issued in connection with the purchase and sale of the Shares, and 2,000,000 shares of which have been reserved for issuance upon conversion of the Shares and the Series B Preferred Stock, and (ii) 1,000,000 shares of preferred stock of which 200,000 shares have been designated "Series A Preferred Stock" and of which 100,000 are issued and outstanding and 100,000 shares of which have been designated "Series B Preferred Stock" and of which 100,000 shares are issued and outstanding. HeartScan's capitalization is summarized as set forth on Exhibit C. The outstanding shares of Series A Preferred and Series B Preferred have been duly authorized and validly issued, and are fully paid and nonassessable. Except as provided herein and as set forth in Exhibit B, the shares of HeartScan Common Stock, Series A Preferred and Series B Preferred are not subject to any preemptive rights or rights of first refusal. The Certificates of Designation pertaining to HeartScan's Series A Preferred and Series B Preferred are attached hereto as Exhibit D.

         3.6 Authorization. All corporate action on the part of Imatron and HeartScan, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Imatron and HeartScan, the sale and delivery of the Shares and the performance of all of Imatron's and HeartScan's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement when executed and delivered by Imatron and HeartScan, shall constitute valid and binding obligations of each, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except to the extent that Sections 9.6 and 10.7 may be limited by public policy and applicable judicial decisions. The Shares are validly issued, fully paid and nonassessable and in all such cases will be free of restrictions on transfer other than transfer under this Agreement and applicable state and federal laws and when the Shares have been converted or exchanged in accordance with their terms, the HeartScan Common Stock issuable upon conversion and Imatron Common Stock issuable upon exchange, as the case may be, will be validly issued, fully paid and non-assessable.

         3.7 Financial Statements. Imatron has delivered to the Purchasers the following financial statements (the "Financial Statements"):

                  (i) Imatron's audited consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows as of and for the year ended December 31, 1995;

                  (ii)   Imatron's   unaudited   consolidating   balance  sheet,
statement of operations, statement of stockholders' equity and statement of cash flows as of and for the year ended December 31, 1995; and

                  (iii)  Imatron's   unaudited   consolidating   balance  sheet,
statement of operations, statement of stockholders' equity and statement of cash flows as of and for the three months

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ended March 31, 1996.

         The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, except that the unaudited Financial Statements do not contain footnotes normally required by generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition and operating results of Imatron and HeartScan as of the dates, and during the periods, indicated therein. Except as disclosed in the Financial Statements or in Exhibit B, neither Imatron nor HeartScan is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Imatron and HeartScan maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         3.8 Absence of Undisclosed Liabilities. To the best of their knowledge, neither Imatron nor HeartScan has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in Financial Statements or as set forth in Exhibit B to this Agreement, except for (1) those that may have been incurred after March 31, 1996 and (2) those that are not required by generally accepted accounting principles to be included in a balance sheet (including the notes thereto). All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

         3.9      Changes.  Since December 31, 1995, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of Imatron or HeartScan from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Imatron or HeartScan (as such businesses is presently conducted and as they are proposed to be conducted);

                  (c) any waiver by Imatron or HeartScan of a valuable right or of a material debt owed to either;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Imatron or HeartScan, except in the ordinary course of business consistent with prior practice and that is not material to the assets, properties, financial condition, operating results or business of either (as such businesses are presently conducted and as they are proposed to be conducted);

                  (e) any material change or amendment to a material contract or arrangement

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by which  Imatron or HeartScan or any of their  respective  assets or properties are bound or are subject;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g)  any  sale,   assignment   or  transfer  of  any  patents,
trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of Imatron or HeartScan; and neither Imatron nor HeartScan, to the best of their knowledge, know of the impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Imatron or HeartScan;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by Imatron or HeartScan, with respect to any of their material properties or assets, except liens for taxes not yet due or payable;

                  (k) any declaration, setting aside or payment or other distribution in respect of any of Imatron's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by Imatron;

                  (l) to the best of Imatron's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of Imatron (as such business is presently conducted and as it is proposed to be conducted); or

                  (m) any agreement or commitment by Imatron to do any of the things described in this Section 3.9.

         3.10 Title to Assets; Liens, etc. Except as disclosed in the Financial Statements, Imatron and HeartScan have good and marketable title to their respective assets and have good title to all of their respective leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and
(ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Imatron or HeartScan, and which have not arisen otherwise than in the ordinary course of business.

         3.11 Compliance with other Instruments, None Burdensome, etc. Except as set forth in Exhibit B, neither Imatron nor HeartScan are in violation of any term of their respective Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to their knowledge are not in violation of any order, statute, rule or regulation applicable to Imatron or HeartScan where such violation would materially and adversely affect either. The execution, delivery and performance of and compliance with this Agreement and the transfer and sale of the Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under, Imatron's or HeartScan's respective Articles of Incorporation or Bylaws or any of their agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Imatron or HeartScan or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable either, their businesses or operations or any of their assets or properties, and there is no such violation or default which materially and adversely affects the business of Imatron or HeartScan or any of their material properties or assets.

         3.12 Intellectual Property. Except as set forth in Exhibit B, to the best of their knowledge, Imatron and HeartScan have sufficient title and ownership of all franchises, permits, licenses, trademarks, trademark rights, copyrights, service marks, trade names, trade secrets, know-how information, proprietary rights and processes, and other similar authority necessary for the conduct of their businesses as now conducted and as proposed to be conducted by them (collectively, the "Intellectual Property") without any conflict with or infringement of the rights of others. Neither Imatron nor HeartScan is in violation, nor will the transaction contemplated by this Agreement cause a violation of the terms or provisions of any franchises, permits, or licenses to which either is a party. There is neither pending, nor, to Imatron's and HeartScan's knowledge, threatened, any claim or litigation against Imatron or HeartScan contesting the validity or right to use any of the Intellectual
Property. To Imatron's and HeartScan's knowledge, no person, corporation or other entity is infringing the Intellectual Property. To Imatron's and HeartScan's knowledge, neither Imatron nor HeartScan is currently using the confidential information or trade secrets of any person without the consent of, or a grant of a license or other right to use such information or trade secrets, from such other person or entity.

         3.13 Litigation, etc. There is no action, suit, proceeding or investigation pending against Imatron or HeartScan or their respective properties before any court or governmental agency (nor, to Imatron's and HeartScan's knowledge, is there any reasonable basis therefor or threat thereof) that questions the validity of this Agreement, or the right of Imatron and HeartScan to enter into such agreement, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Imatron or HeartScan, financially or otherwise, or any change in the current equity ownership of Imatron or HeartScan, nor are Imatron or HeartScan aware that there is any basis for the foregoing. Neither Imatron nor HeartScan is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         3.14 Employees. To the best of Imatron's and HeartScan's knowledge, no employee of Imatron or HeartScan is obligated under, or in violation of, any employment contract or any other contract or agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Imatron or HeartScan or would conflict with either's businesses. Neither the execution nor delivery of this Agreement, nor the carrying on of Imatron's business by the employees of Imatron or the carrying on of HeartScan's business by the employees of HeartScan, will, to the best of Imatron's and HeartScan's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

         3.15 Registration Rights. Except as set forth herein and in Exhibit B hereto, HeartScan is not under any contractual obligation to register (as defined in Section 9.1(f)) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.16 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Imatron or HeartScan is required in connection with the valid execution and delivery of this Agreement, or the offer or sale of the Shares, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Law of 1968, as amended, and other applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.17 Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer and sale of the Shares in accordance with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act"), and neither Imatron nor HeartScan nor any authorized agent acting on their behalf will take any action hereafter that would cause the loss of such exemption.

         3.18 Material Contracts. Except as set forth in Exhibit B, Imatron and HeartScan are in compliance with all of the material obligations under each of the material contracts to which Imatron and HeartScan are parties, including but not limited to Imatron's agreements with Siemens Corporation or its affiliates.

         3.19 Licenses; Compliance with Laws. Imatron and HeartScan have all local, state, federal and foreign operating authority, licenses, franchises, permits, certificates, consents, rights and privileges and similar authority (collectively, "Licenses") that are necessary to the operation of their businesses as now conducted and Imatron and HeartScan believe they can obtain any similar Licenses for the conduct of their businesses as planned to be conducted. Such Licenses are in full force and effect, no violations have been or are expected to be recorded in respect of any Licenses, and no proceeding is pending or, to the knowledge of Imatron or HeartScan, threatened that could result in the revocation or limitation of any such Licenses. To the best of their knowledge, the businesses of Imatron and HeartScan have been and are now being conducted in material compliance with all applicable laws, ordinances, regulations, orders and decrees. Imatron and HeartScan know of no audits, investigations, inquiries, or requests for information relating to their respective businesses, products or facilities claiming any violation of any laws, such laws ordinances, regulations, orders and decrees. To the best of their knowledge, Imatron and HeartScan believe that their products and services are in material compliance with all applicable rules and regulations promulgated by the United States Food and Drug Administration and by the State of California Department of Health Services, Food and Drug Branch.

         3.20 Disclosure. Imatron and HeartScan have fully provided each Purchaser with an opportunity to have answered questions of officers of Imatron and HeartScan. The information provided to the Purchaser in connection with the transactions contemplated by this Agreement, when taken together, did not contain (or will not contain on the Closing Date) an untrue statement of a material fact and did not omit (or will not omit on the Closing Date) to state a material fact required to make the statements therein, when viewed together in light of the circumstances under which they were made, not false or misleading.

         3.21 Environmental and Safety Laws. To the best of their knowledge, Imatron and HeartScan are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.22 Imatron Corporate Documents. The Articles of Incorporation and Bylaws of Imatron are in the forms previously provided to counsel for the Purchasers.

         3.23 HeartScan Corporate Documents. The Articles of Incorporation and Bylaws of HeartScan are in the form previously provided to counsel for the Purchasers, except that the Certificates of Determination of Preferences of HeartScan's Series A Preferred Stock and Series B Preferred Stock will be as set forth in Exhibit D hereto.

         3.24 Insurance. Imatron has in full force and effect fire and casualty, professional liability and product liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         3.25 Labor Agreements and Actions. Neither Imatron nor HeartScan is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of Imatron's knowledge, has sought to represent any of the employees, representatives or agents of Imatron or HeartScan. There is no strike or other labor dispute involving Imatron or HeartScan pending, or to the best of Imatron's and HeartScan's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of either (as such businesses are presently conducted and as proposed to be conducted), nor are Imatron or HeartScan aware of any labor organization activity involving its employees. Imatron and HeartScan are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with either Imatron or HeartScan. To the best of its knowledge, Imatron and HeartScan have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         3.26 Brokers or Finders. Imatron and HeartScan have not, and will not, incur, directly or indirectly, as a result of any action taken by either of them, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement except for fees due to Ambient Capital Group, Inc., Libra Investments, Inc., The Shemano Group, Inc. and Heritage Trust and Finance which fees shall be paid by Imatron and/or HeartScan.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants, severally and not jointly, to Imatron and HeartScan with respect to the purchase of the Shares, the exchange rights as provided in Article 5 hereof (the "Exchange Rights") and the shares of Imatron Common Stock issuable upon exercise of the Exchange Rights (the "Imatron Exchange Shares") (the Shares, the Exchange Rights and the Imatron Exchange Shares are collectively referred to in this Article as the "Securities") by such Purchaser as follows:

         4.1 Risk. The Purchaser is aware that investments in Imatron and HeartScan are highly speculative and that there can be no assurance as to what, if any, return that there may be on the Purchaser's investment in the Shares, the Exchange Rights and the Imatron Exchange Common Stock. The Purchaser is aware of Imatron's and HeartScan's business affairs and financial condition and has acquired sufficient information about Imatron and HeartScan to be able to evaluate the risks and merits of the proposed investment and to reach an informed and knowledgeable decision to acquire the Securities.

         4.2 Experience. The Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Imatron and HeartScan so that the Purchaser is capable of evaluating the merits and risks of its investment in Imatron and HeartScan and has the capacity to protect its own interests. If other than an individual, unless Purchaser has previously advised Imatron in writing, Purchaser also represents it has not been organized for the purpose of acquiring the Securities offered hereby.

         4.3 Principal Place of Business. The Purchaser's principal place of business, or if an individual his or her residence, is located at the address indicated in Exhibit A hereto.

         4.4 Investment. The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for public resale in connection with, any distribution thereof other than pursuant to a registration as contemplated hereby. The

Purchaser understands that the Shares and the Exchange Rights, have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.5 Rule 144. The Purchaser acknowledges that the Securities are characterized as "restricted securities" under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited public resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.6 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by HeartScan and that HeartScan has made no assurances that a public market will ever exist for HeartScan's securities.

         4.7 Access to Data. The Purchaser has had an opportunity to discuss Imatron's and HeartScan's respective businesses, managements and financial affairs with their managements and the opportunity to review Imatron's and HeartScan's facilities and financial data. The Purchaser has also had an opportunity to ask questions of officers of Imatron and HeartScan, which questions were answered to its, his or her satisfaction. The foregoing, however, does not limit or modify the representations and warranties of Imatron in
Section 3 of this Agreement or the right of Purchaser to rely thereon.

         4.8 Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.9 Brokers or Finders. Each Purchaser represents that such Purchaser has dealt with no broker or finder in connection with any transaction contemplated by this agreement, except for Ambient Group, Inc., Libra Investments, Inc., The Shemano Group, Inc. or Heritage Trust and Finance; and, as far as such Purchaser it knows, no other broker or other person is entitled to any commission or finder's fee in connection with this Agreement.

         4.10 Investor Counsel; Investment Advisor. The Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of Imatron, HeartScan, or any of their agents for legal or investment advice with respect to this investment or the transactions contemplated by this Agreement.


                                    ARTICLE 5

                                 EXCHANGE RIGHTS

         5.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                  (a) "First Exchange Period" shall mean the period commencing on the Closing Date and ending on the earlier to occur of (i) two years after June 26, 1996, or (ii) the IPO Date.

                  (b) "Second Exchange Period" shall mean the five business (5) day period following each Pricing Date.

                  (c) "Qualified Public Offering" shall mean an initial public offering of the HeartScan's common stock to the general public with a post-offering, pre-proceeds valuation of the existing equity at June 26, 1996 (such equity consisting of 100,000 issued and outstanding shares of Series A Preferred, 100,000 issued and outstanding shares of Series B Preferred, 21,094 shares of issued and outstanding Common Stock and 448,906 reserved shares of Common Stock) of no less than $56,000,000 for an initial public offering during the first year following June 26, 1996 and of no less than $78,000,000 for an initial public offering during the second year following June 26, 1996 and resulting in aggregate net proceeds of not less than $15,000,000, which initial public offering is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

                  (d) "IPO Date" shall mean the closing date of a Qualified Public Offering.

                  (e) "Imatron Exchange Shares" shall mean the shares of Imatron Common Stock issuable pursuant to the exchange rights set forth in Sections 5.2 and 5.3 hereof and all shares of Imatron Common Stock issued pursuant hereto.

                  (f) "Pricing Date" shall mean each of the second anniversary of June 26, 1996 and each date that is three months thereafter to an including the fourth anniversary of June 26, 1996.

         5.2      First Exchange Period Rights.

                  (a) Exchange Rights. Each share of Series A Preferred may be exchanged at the option of the Purchaser, without payment of additional consideration at any time during the First Exchange Period at Imatron's corporate office or any transfer agent for Imatron's Common Stock, for such number of validly issued, fully paid and nonassessable shares of Imatron Common Stock, as is determined by dividing One Hundred Sixty Dollars ($160.00) by the First Period Exchange Price, determined as hereinafter provided, in effect at the time of exchange. The price at which shares of Common Stock shall be deliverable upon exchange (the "First Period Exchange Price") shall initially be Five Dollars ($5.00) per share of Common Stock (the "Initial First Period Exchange Price"). The initial First Period Exchange Price shall be subject to adjustment as hereinafter provided.

                  (b) Adjustments for Subdivisions, Dividends, Combinations or Consolidations of Imatron Common Stock.

                           (1) In the event the  outstanding  shares of  Imatron
Common Stock shall be combined, consolidated or subdivided, by reclassification or otherwise, into a lesser number of shares of Imatron Common Stock, the First Period Exchange Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (2) In the event  Imatron  shall  declare  or pay any
dividend on the Imatron Common Stock payable in Imatron Common Stock or in the event the outstanding shares of Imatron Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Imatron Common Stock, into a greater number of shares of Imatron Common Stock, the First Period Exchange Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:

                                    (i)  in  the  case  of  any  such  dividend,
immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                    (ii) in the case of any such subdivision, at
the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the First Period Exchange Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the First Period Exchange Price shall be adjusted as of the time of actual payment of such dividend.

                  (c) Termination.  The exchange rights pursuant to this Section
5.2 shall terminate upon the earlier of (i) the IPO Date, (ii) four years from June 26, 1996; or (iii) upon conversion of the Shares.

                  (d) Reorganization, Consolidation, Merger, etc. In case Imatron after the Closing Date shall (a) effect a reorganization, (b) consolidate with or merge into any other entity, or (c) transfer all or substantially all of its properties or assets to any other entity, then, in each such case, the Purchaser, upon the exercise of the exchange rights provided herein, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, during the First Exchange Period shall be entitled to receive (and Imatron shall be required to deliver), in lieu of the Imatron Common Stock issuable upon exercise of the exchange rights as provided in Section 5.2, the stock and other securities and property (including cash) to which such Purchaser would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Purchaser had exchanged the Shares to such extent.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the First Period Exchange Price Pursuant to
Section 5.2(b) or (c), Imatron at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Purchaser of Series A Preferred as appropriate a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Imatron shall, upon the written request at any time of any Purchaser of Series A Preferred, furnish or cause to be furnished to such Purchaser a like certificate setting forth (i) such adjustments and readjustments, (ii) the First Period Exchange Price at the time in effect, and (iii) the number of shares of Imatron Common Stock and the amount, if any, of other property which at the time would be received upon the exchange of Series A Preferred.

         5.3      Second Exchange Period Rights.

                  (a) Exchange Rights. Each share of Series A Preferred may be exchanged at the option of the Purchaser, without payment of additional consideration at any time during each Second Exchange Period, at Imatron's corporate office or any transfer agent for Imatron's Common Stock, for such number of validly issued, fully paid and nonassessable shares of Imatron Common Stock, as is determined by dividing One Hundred Sixty Dollars ($160.00) by the applicable Second Period Exchange Price. The Second Period Exchange Price is an amount equal to seventy-three percent (73%) of the average closing price (rounded to the nearest cent) of a share of Imatron's Common Stock, weighted by volume, as reported in The Wall Street Journal on each trading date on which such shares are traded during the ninety (90) day period immediately preceding each Pricing Date, but in no event shall such 73% be less than $1.50 (the "Second Exchange Period Floor Price"). The Second Exchange Period Floor Price shall be subject to appropriate adjustment in the event of subdivision, dividends, combination or consolidation of Imatron Common Stock. On each Pricing Date Imatron shall advise the Purchasers of the applicable Second Exchange Period Price.

                  (b) Termination.  The exchange rights pursuant to this Section
5.3 shall terminate upon the earlier of (i) the IPO Date, (ii) five business days after the fourth anniversary of June 26, 1996; or (iii) upon conversion of the Shares.

                  (c) Adjustments for Subdivisions, Dividends, Combinations or Consolidations of Series A Preferred Stock. In the event the Shares shall be combined, consolidated or subdivided by reclassification or otherwise, into a lesser or greater number of shares of Series A Preferred, the Second Period Exchange Price shall be proportionately increased or decreased such that the aggregate value of all Series A Preferred Shares into which the Second Period Exchange Price is divided to determine the exchange rate shall be not greater than $16,000,000.

                  (d) Reorganization, Consolidation, Merger, etc. In case Imatron after the Closing Date shall (a) effect a reorganization, (b) consolidate with or merge into any other entity, or (c) transfer all or substantially all of its properties or assets to any other entity, then, in each such case, the Purchaser, upon the exercise hereof, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, during the Second Exchange Period shall be entitled to receive (and Imatron shall be required to deliver), in lieu of the Imatron Common Stock issuable upon exercise of the exchange rights as provided in Section 5.3, the stock and other securities and property (including cash) to which such Purchaser would have been entitled upon such consummation if such Purchaser had so exchanged the Shares to such extent.

         5.4 No Impairment. Imatron will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Imatron but will at all times in good faith assist in the carrying out of all the provisions of this Article 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Exchange Rights of the holders of the Series A Preferred against impairment.

         5.5 Mechanics of Exchange. No fractional shares of Imatron Common Stock shall be issued upon exchange of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, Imatron shall pay cash equal to such fraction multiplied by the then effective Exchange Price. Before any holder of Series A Preferred shall be entitled to exchange the same into full shares of Imatron Common Stock, it shall surrender the certificate(s) therefor, duly endorsed, at the office of Imatron or of any transfer agent for Imatron Common Stock together with any dividends or other distributions in cash, securities or in kind which the Purchaser has received or is entitled to receive from the date of issuance of the Series A Preferred to the date of exchange (except for shares purchased pursuant to Section 5.7), and shall give written notice to Imatron at such office that it elects to exchange the same. Imatron shall, as soon as practicable thereafter but in no event later than five (5) business days, issue and deliver at such office to such holder of Series A Preferred, a certificate(s), registered in such names as specified by the holder, for the number of shares of Imatron Common Stock to which it shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a exchange into fractional shares of Imatron Common Stock. Imatron shall use its reasonable best efforts to effect such issuance and delivery within three (3) business days. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person(s) entitled to receive shares of Imatron Common Stock issuable upon such exchange shall be treated for all purposes as the record holder(s) of such shares of Imatron Common Stock on such date.

         5.6 Reservation of Imatron Common Stock. Imatron shall at all times have reserved from its authorized and unissued Imatron Common Stock a sufficient number of shares of Imatron Common Stock to satisfy the exchange rights of the shares of Series A Preferred Stock.

         5.7 Participation Rights Offering. To the extent Imatron makes a rights offering to all of its holders of Common Stock during the First Exchange Period and the Second Exchange Period, the holders of the Shares shall be offered the right to participate in such offering as if they had exchanged the Shares for Imatron Common Stock.

         5.8 Notices of Record Date. In the event that Imatron shall propose at any time:

                  (a) to declare any dividend or distribution upon its Imatron Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (c) to effect any reclassification or recapitalization of its Imatron Common Stock outstanding involving a change in the Imatron Common Stock; or

                  (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this corporation shall send to the holders of the Series A Preferred shares:

                           (1) at least 30 days prior written notice of the date
on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Imatron Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                           (2) in the case of the matters referred to in (c) and
(d) above, at least 30 days prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Series A Preferred shall be entitled to exchange their Series A Preferred for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the Purchasers of Series A Preferred as provided in
Article 13 hereof.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         6.1 Use of Proceeds. Imatron and HeartScan covenant and agree with the Purchasers that the net proceeds from the sale of the Shares, less all expenses of the offering, shall be used generally as set forth in the Summary Offering Memorandum (including the supplement thereto) dated March 1996 and in no event shall less than $12,000,000 of such net proceeds be contributed to the capital of HeartScan without additional consideration on the Closing Date.

         6.2 Right of Participation. HeartScan hereby grants to each Purchaser the right of participation to purchase, pro rata, all or any part of New Securities (as defined in Section 6.2(a)) which HeartScan may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of participation, is the quotient obtained by dividing the sum of (x) the aggregate number of shares of HeartScan Common Stock held by the Purchaser plus (y) the number of shares of HeartScan Common Stock into which the Shares held by the Purchaser may be converted by the sum of (x) the total number of outstanding shares of HeartScan Common Stock plus (y) the total number of shares of HeartScan Common Stock issuable upon conversion of all outstanding capital stock convertible into HeartScan Common Stock or upon the exercise of all options and warrants to purchase HeartScan Common Stock.

                  (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of HeartScan, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to a Qualified Public Offering as defined in Section 5.1(c), (ii) securities issued pursuant to the acquisition of an unaffiliated corporation by HeartScan by merger, purchase of substantially all of the assets or other reorganization whereby HeartScan or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iii) shares of HeartScan's Common Stock or options exercisable for the purchase of Common Stock issued to employees, officers and directors of, and consultants and franchisees to, HeartScan, pursuant to any incentive program approved by the Board of Directors of HeartScan, (iv) stock issued pursuant to any rights or agreements outstanding as of the date hereof, including, without limitation, convertible securities, options and warrants, (v) stock issued in connection with any stock split, stock dividend or recapitalization by HeartScan.

                  (b) In the event that HeartScan proposes to undertake an issuance of New Securities, it shall first make an offering of such new securities to each Purchaser by giving the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which HeartScan proposes to issue the same. The Purchaser shall have fifteen
(15) business days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to HeartScan and stating therein the quantity of New Securities to be purchased.

                  (c) In the event that the Purchaser fails to exercise the right of participation within said fifteen (15) business day period, HeartScan shall promptly, in writing, inform each Purchaser which purchases all the shares available to it ("Fully-Exercising Purchaser") of any other Purchaser's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to purchase, pro rata, shares not subscribed for by the other Purchasers. If all New Securities are not elected to be obtained as provided herein, HeartScan shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty
(30) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon terms no more favorable to the purchasers of such securities than specified in HeartScan's notice. In the event HeartScan has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty
(30) days from the date of said agreement), HeartScan shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                  (d) The right of participation granted under this Section 6.2 shall expire upon the of a Qualified Public Offering.

                  (e) The right of participation hereunder is not assignable, in whole or in part, except from the Purchaser to a transferee of the Shares so long as such transferee owns not less than 3,125 shares of Series A Preferred Stock or equivalent shares of Common Stock on an as-converted basis (appropriately adjusted in accordance with the terms hereof).

         6.3 Financial Information. Upon written request of a Purchaser, HeartScan will mail the following reports to each Purchaser:

                   (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of HeartScan as of the end of such fiscal year, and consolidated statements of income and shareholders equity and consolidated statements of cash flows of HeartScan, and any subsidiary for such year, prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant of recognized standing selected by HeartScan; and

                   (b) As soon as practicable after the end of the first, second and third thirteen week accounting periods in each fiscal year of HeartScan and in any event within 45 days thereafter, a consolidated balance sheet of HeartScan as of the end of each such period, and consolidated statements of income and shareholders equity and consolidated statements of cash flows of HeartScan and any subsidiary for such period and for the then current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments.

                   (c) So long as the Purchaser is a holder of at least 1,500 Shares such other information relating to the financial condition, business, prospects or corporate affairs of HeartScan as a Purchaser from time to time may reasonably request, including, but not limited to annual budgets and financial plans; provided, however, that HeartScan shall not be obligated to provide information which it reasonably considers to be a trade secret or similar confidential information unless the Purchaser provides satisfactory assurances in writing that it will maintain the confidentiality of the information and not use it in any manner detrimental to HeartScan.

                  (d) In addition to the foregoing, HeartScan will permit the Purchaser, at the Purchaser's expense, to visit and inspect HeartScan's properties, to examine its books of account and records and to discuss
HeartScan's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser, provided, however, that HeartScan shall not be obligated pursuant to this section to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the Purchaser provides satisfactory assurances in writing that it will maintain the confidentiality of the information and not use it any manner detrimental to HeartScan.

                  (e) The Purchaser agrees that any information obtained by the Purchaser pursuant to this Section which is identified in writing by HeartScan to be confidential to HeartScan will not be disclosed without the prior written consent of HeartScan.

         6.4      Purchasers' Right to Elect Directors.

                  (a) Effective as of the Closing Date, two (2) representatives of the Purchasers shall have been elected directors of HeartScan. Imatron and HeartScan shall take all action necessary to ensure that such representatives are duly elected in accordance with HeartScan's Bylaws. So long as Purchasers retain ownership in the aggregate shares of Common Stock (or shares convertible into such shares) equal to or greater than 20% of HeartScan's Common Stock (including outstanding Common Stock, shares of capital stock convertible into Common Stock and options to purchase Common Stock) HeartScan shall include two
(2) representatives of the Purchasers among the persons nominated to the Board of Directors at each annual meeting of HeartScan's stockholders, and if and so long as Purchasers retain ownership in the aggregate shares of Common Stock (or shares convertible into such shares) equal to or greater than 10% of HeartScan's Common Stock (including outstanding Common Stock, shares of capital stock convertible into Common Stock and options to purchase Common Stock) HeartScan shall include one (1) representative of the Purchasers among the persons nominated to the Board of Directors at each annual meeting of HeartScan's stockholders.

                  (b) At any time at which HeartScan's shareholders will have the right to or will vote for or consent in writing to the election of directors, the Purchasers and Imatron hereby agree to vote such shares of HeartScan's capital stock presently owned or hereafter acquired by them, or over which they have voting control as are necessary to cause and maintain the election to the Board of Directors of the Purchasers' designated representatives as provided above.

                  (c) This Section 6.4 shall terminate on the earlier to occur of the following: (a) the date on which HeartScan has consummated a Qualified Public Offering, (b) the date on which the Purchasers ownership in the aggregate shares of Common Stock (or shares convertible into such shares) is less than 10% of HeartScan's Common Stock (including outstanding Common Stock, shares of capital stock convertible into Common Stock and options to purchase Common Stock), and (c) the tenth anniversary of the effective date of this Agreement.

         6.5 Termination. The covenants set forth in this Section 6, unless otherwise provided, shall terminate and be of no further force or effect at such time as HeartScan completes a Qualified Public Offering.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         HeartScan covenants and agrees that on and after the Closing Date, without the prior written approval of two-thirds in interest of the Purchasers, it will not:

         7.1 Dealing with Affiliates. Enter into any material transaction, including, without limitation, any loans or extensions of credit, release or guarantee, management contract or royalty agreements, deferred or contingent compensation agreement, consulting or other agreement with any affiliate; provided however, that any wholly-owned subsidiary and any entity in which HeartScan shall have a direct or indirect financial interest together with unaffiliated third parties shall not be an affiliate for purposes of this
Section 7.1.

         7.2 Conduct of Business. Engage in any business other than the business engaged in or proposed to be engaged in by HeartScan or any subsidiary on the date hereof and any businesses or activities substantially similar or related thereto.

         7.3 Sale of Securities. Issue and sell any securities other than (i) a Qualified Public Offering, (ii) up to 470,000 shares of HeartScan's Common Stock or options exercisable for the purchase of Common Stock issued to employees, officers and directors of, and consultants and franchisees to, HeartScan, pursuant to any incentive program approved by the Board of Directors of HeartScan, and (iii) stock issued pursuant to any outstanding security as of the date hereof or issuable in connection with this offering.

         7.4 Liquidation; Merger, etc. Liquidate or dissolve, merge, consolidate or sell substantially all of its assets.

         7.5 Dividends; Distributions; etc. Declare or pay any dividends; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of HeartScan's capital stock, other than the repurchase of shares of capital stock from terminating or terminated employees at a price no greater than fair market value.

         7.6 Investments. Invest, directly or indirectly, in any business or enterprise other than in connection with the operation of its business such as a joint venture organized to own or operate a coronary scanning center; provided however, pending the use of the net proceeds of this offering in their businesses and subject to the provisions of Section 6.1, above, Imatron and HeartScan may invest such net proceeds in short term interest bearing deposits and securities.

                                    ARTICLE 8

                          TRANSFERABILITY OF SECURITIES

         8.1 Transferability. The Shares and the Imatron Exchange Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Imatron Exchange Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         8.2 Restrictive Legend. Each certificate representing (i) the Shares and (ii) the Imatron Exchange Shares, and (iii) any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 8.3 below) be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                  Each Purchaser consents to the issuer of such securities making a notation on its records and giving instructions to any transfer agent of the Shares or of the Imatron Exchange Shares in order to implement the restrictions on transfer established in this Agreement. As used hereinafter the term "Restricted Securities" shall mean the securities of Imatron and HeartScan required to bear the legend set forth in this section.

         8.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the issuer thereof of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall reasonably describe the manner and circumstances of the proposed transfer, sale, assignment or pledge, and shall, if reasonably requested by the issuer, be accompanied, at such holder's expense by either (i) written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to Imatron and the issuer of the relevant securities addressed to Imatron and such issuer, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted securities in accordance with the terms of the notice delivered by the holder to Imatron. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and Imatron such legend is not required in order to establish compliance with any provision of the Securities Act. HeartScan shall respond promptly to any such request, but in no event more than ten (10) business days following receipt of such written notice.

                                    ARTICLE 9

               REGISTRATION RIGHTS RELATING TO IMATRON SECURITIES

         9.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "First Exchange Period Shares" shall be the shares of Imatron Common Stock issuable upon exercise of the First Exchange Period Rights provided in Section 5.2 hereof.

                  (c) "Second Exchange Period Shares" shall be the shares of Imatron Common Stock issuable upon exercise of the Second Exchange Period Rights provided in Section 5.3 hereof.

                  (d) "Holder" shall mean any Purchaser holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in compliance with Section 9.9 hereof. A Purchaser shall be deemed to hold any securities to which it has the right to exchange pursuant to this Agreement.

                  (e) "Registrable Securities" means the Imatron Exchange Shares issuable pursuant to the Exchange Rights; provided, however, that shares of Imatron Common Stock or other securities shall only be treated as Registrable Securities if and so long as (i) such securities have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) all such securities may be sold by the Holder thereof under Rule 144 promulgated under the Securities Act, or a successor rule, within such period as Purchaser may sell all such securities.

                  (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (g) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred in complying with Sections 9.2-9.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Imatron and all reasonable fees and disbursements of one counsel for the selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Imatron which shall be paid in any event by Imatron and Selling Expenses (as hereinafter defined)).

                  (h) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel to Holder.

                  (i) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         9.2 Registration of First Exchange Period Shares. Within one hundred twenty (120) days following the Closing Date Imatron will effect such registration as will permit or facilitate the sale and distribution of the First Exchange Period Shares.

         9.3      Registration of Second Exchange Period Shares.

                  (a) Within eighteen (18) months following the Closing Date, Imatron will effect such registration as will permit or facilitate the sale and distribution of the Second Exchange Period Shares. In addition, after fourteen
(14) months following the Closing Date, if any Holder or Holders request that Imatron file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and Imatron is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, Imatron shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that Imatron shall not be required to effect more than one registration pursuant to this Section 9.3 in any six (6) month period or more than a total of two registrations under this
Section 9.3., or if the anticipated offering price net of underwriting discounts and commissions would be less than $1,000,000. Upon receipt of a notice from a Holder pursuant to this Section 9.3, Imatron will promptly give to each other Holder written notice thereof; and include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from Imatron, by any such other Holder.

                  (b) Notwithstanding the foregoing, Imatron shall not be obligated to take any action pursuant to this Section 9.3 in any particular jurisdiction in which Imatron would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Imatron is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         9.4 Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Sections 9.2 and 9.3 shall be borne by Imatron except that any registrations in excess of two pursuant to Section
9.3 shall be borne pro rata by the Holder or Holders requesting the registration according to the number of Registrable Securities included in such registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         9.5 Registration Procedures. In the case of each registration, qualification or compliance effected by Imatron pursuant to this Agreement, Imatron will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Imatron will promptly:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed. In the event a registration on Form S-3 shall be available to Imatron, the Registration Statement shall be filed in such form.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Imatron shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Imatron is already subject to service in such jurisdiction and except as may be required under the Securities Act.

                  (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter or such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Imatron are then listed.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities registered, in each case not later than the effective date of such registration.

                  (h) Furnish, at the request of any Holder participating in the registration of Registrable Securities pursuant to this Article 9, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 9, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Imatron for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Imatron, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (i) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters or the Holders may reasonably request in order to facilitate the public offering of such securities.

                  (j) Furnish to the Holders such information as such Holders may reasonably request in order for such Holders to perform such due diligence in connection with any registration as they deem necessary or appropriate.

                  (k) Remove the legend provided for under Section 8.2 hereof upon such registration; provided however, Imatron may stamp or otherwise imprint on the certificates a legend providing that a prospectus must be delivered in connection with any sale thereof.

                  (l) Deliver to each Holder a letter confirming the compliance of each registration statement with the requirements of the Securities Act and the fact that such registration statement does not contain an untrue statement of a material fact and does not omit to state a material fact required to make the statements therein not false or misleading.

                  (m) It shall not be a  condition  of  registration  under this
Article 9 that the Holder exchange the Shares for Imatron Common Stock.

         9.6      Indemnification.

                  (a) Imatron will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or the 1934 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by Imatron of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, or under any state securities law or under common law, applicable to Imatron in connection with any such registration, qualification or compliance, and Imatron will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Imatron will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Imatron (which consent shall not be unreasonably withheld) and (ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Imatron by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Imatron, each of its directors and officers, each underwriter, if any, of

Imatron's securities covered by such a registration statement, each person who controls Imatron or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Imatron, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Imatron by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and (ii) shall be limited in an amount equal to the aggregate net proceeds of the shares sold by such Holder, except to the extent such liability arises out of or is based on willful misconduct by such Holder.

                  (c) Each party entitled to indemnification  under this Section
9.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, but shall pay the fees and expenses of one separate counsel retained by the Indemnified Party in the event of such conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (f) The  obligations of Imatron and Holders under this Section
9.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 9 and otherwise.

         9.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to Imatron such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Imatron may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         9.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, Imatron agrees to use its best efforts to:

                   (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that Imatron becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                   (b) File with the Commission in a timely manner all reports and other documents required of Imatron under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

                   (c) So long as a Purchaser owns any Restricted Securities, to furnish to the Purchaser forthwith upon request a written statement by Imatron as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Imatron for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Imatron, and such other reports and documents of Imatron and other information in the possession of or reasonably obtainable by Imatron as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

         9.9 Transfer of Registration Rights. The rights to cause Imatron to register securities granted Holders under Sections 9.2 and 9.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder under Article 9.

         9.10 Additional Shares. In the event that Imatron shall fail to comply with Section 9.5(b) or fail to cause the registration with respect to the First Exchange Period Shares to become effective within one hundred twenty (120) days of the Closing Date as provided in Section 9.2 or in the event Imatron shall fail to cause the registration of the Second Exchange Period Shares to become effective within eighteen (18) months of the Closing Date as provided in Section 9.3, Imatron shall pay to the Purchasers for each month or portion thereof until such registrations become effective an amount equal to one percent (1%) of the greater of (i) the purchase price paid for such shares pursuant to this Agreement, or (ii) the value of such shares measured by the average closing price of a share of Imatron Common Stock on the five trading days immediately preceding the dates one hundred twenty (120) days and eighteen (18) months following the Closing Date, as the case may be. Such payments shall be paid by the delivery to the Purchasers of shares of Imatron Common valued in the same manner as in (ii) above. Provided that Imatron shall continue to use its reasonable best efforts to cause such registration to become effective as promptly as practicable, the delivery of such shares shall be in full satisfaction of any liability on the part of Imatron for failing to register such shares as provided herein; provided further however, that such delivery shall not excuse Imatron from the obligation to register all of such shares which obligation shall continue. Any shares of Imatron Common Stock issued pursuant to this Section 9.10 shall be subject to the same registration rights provided in this Section 9. In connection with the issuance of such shares, each Purchaser shall, if requested by Imatron, confirm in writing with respect to such shares the representations and warranties set forth in Sections 4.1-4.6 above.


                                   ARTICLE 10

              REGISTRATION RIGHTS RELATING TO HEARTSCAN SECURITIES

         10.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Holder" shall mean any Purchaser holding HeartScan Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in compliance with Section
10.10 hereof. A Purchaser shall be deemed to hold any HeartScan securities into which it has a right to convert.

                  (c) "Registrable Securities" means (i) the HeartScan Common Stock to be issued upon the conversion of the Shares, and (ii) any common or preferred stock of HeartScan issued or issuable in respect of the Shares sold and transferred pursuant to this Agreement or other securities issued or issuable upon any stock split, stock dividend, recapitalization, or similar event, or any capital stock otherwise issued or issuable with respect to the Shares sold and transferred pursuant to this Agreement; provided, however, that shares of HeartScan Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) such securities have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) all such securities may be sold by the Holder thereof under Rule 144 promulgated under the Securities Act, or a successor rule, within such period as Purchaser may sell all such securities.

                  (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (e) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by HeartScan in complying with Sections 10.2-10.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for HeartScan and all reasonable fees and disbursements of one counsel for the selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of HeartScan which shall be paid in any event by HeartScan and Selling Expenses (as hereinafter defined)).

                  (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the commission thereunder, all as the same shall be in effect at the time.

                  (g) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above.

                  (i) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         10.2     Registration by HeartScan.

                  (a) Notice of Registration. If at any time or from time to time HeartScan shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, HeartScan will: (A) promptly give to each Holder written notice thereof; and (B) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from HeartScan, by any Holder.

                  (b) Underwriting. If the registration of which HeartScan gives notice is for a registered public offering involving an underwriting, HeartScan shall so advise the Holders as a part of the written notice given pursuant to
Section 10.2. In such event the right of any Holder to registration pursuant to this Section 10.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with HeartScan and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by HeartScan. Notwithstanding any other provision of this
Section 10.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may require from each Holder, as a condition for including such Holder's Registrable Securities in such registration, the agreement from the Holder not to sell any or part of the Registrable Securities for a period of one hundred twenty (120) days following the effective date of the registration statement. If any Holder or holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to HeartScan and the managing underwriter.

                  (c) Right to Terminate Registration. HeartScan shall have the right to terminate or withdraw any registration initiated by it under this
Section 10.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         10.3     Registration on Form S-3.

                  (a) If any Holder or Holders request that HeartScan file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and HeartScan is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, HeartScan shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that

HeartScan shall not be required to effect more than one registration pursuant to this Section 6.6 in any six (6) month period or more than a total of two registrations under this Section 6.6., or if the anticipated offering price net of underwriting discounts and commissions would be less than $1,000,000. The notice provisions of Section 6.6 shall be applicable to each registration initiated under this Section 10.3.

                  (b) Notwithstanding the foregoing, HeartScan shall not be obligated to take any action pursuant to this Section 10.3: (i) in any particular jurisdiction in which HeartScan would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless HeartScan is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if HeartScan, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to HeartScan's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of HeartScan (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that HeartScan is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if HeartScan shall furnish to such Holder or Holders a certificate signed by the President of HeartScan stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to HeartScan or its shareholders for registration statements to be filed at such time, then HeartScan's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder; provided however, that HeartScan shall not utilize this right more than once in any twelve month period. The limitations set forth in this Section 10.3(b) shall not apply to registrations under Section 10.2

         10.4 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, HeartScan shall not, without the consent of Holders of a majority of the Registrable Securities, enter into any agreement granting any holder or prospective holder of any securities of HeartScan registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

         10.5 Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Sections 10.2 and 10.3 shall be borne by HeartScan except that any registrations in excess of two pursuant to Section
10.3 shall be borne pro rata by the Holder or Holders requesting the registration according to the number of Registrable Securities included in such registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         10.6 Registration Procedures. In the case of each registration, qualification or compliance effected by HeartScan pursuant to this Agreement, HeartScan will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense HeartScan will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of HeartScan; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Use its best efforts to register and qualify the securities covered by such registration statement such other securities or Blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that HeartScan shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless HeartScan is already subject to service in such jurisdiction and except as may be required under the Securities Act.

                  (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter or such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by HeartScan are then listed.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities registered, in each case not late than the effective date of such registration.

                  (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article 10, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 10, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing HeartScan for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of HeartScan, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (i) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (j) Furnish to the Holders such information as such Holders may reasonably request in order for such Holders to perform such due diligence in connection with any registration as they deem necessary or appropriate.

                  (k) Remove the legend provided for under Section 8.2 hereof upon such registration; provided however, Imatron may stamp or otherwise imprint on the certificates a legend providing that a prospectus must be delivered in connection with any sale thereof.

                  (l) Deliver to each Holder a letter confirming the compliance of each registration statement with the requirements of the Securities Act and the fact that such registration statement does not contain an untrue statement of a material fact and does not omit to state a material fact required to make the statements therein not false or misleading.

                  (m) It shall not be a condition of registration under this Article that the Holder convert the Shares into HeartScan Common Stock.

         10.7     Indemnification.

                  (a) HeartScan will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or the 1934 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by HeartScan of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, applicable to HeartScan in connection with any such registration, qualification or compliance, and HeartScan will reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that HeartScan will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of HeartScan (which consent shall not be unreasonably withheld) and (ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to HeartScan by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify HeartScan, each of its directors and officers, each underwriter, if any, of HeartScan's securities covered by such a registration statement, each person who controls HeartScan or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse HeartScan, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to HeartScan by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and (ii) shall be limited in an amount equal to the aggregate initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c) Each party entitled to indemnification  under this Section
10.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, but shall pay the fees and expenses of one separate counsel retained by the Indemnified Party in the event of such conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The  obligations  of  HeartScan  and  Holders  under  this
Section 10.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 10.7 and otherwise.

         10.8  Information  by Holder.  The  Holder or  Holders  of  Registrable
Securities included in any registration shall furnish to HeartScan such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as HeartScan may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         10.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, after such time as a public market exists for the Common Stock of HeartScan, HeartScan agrees to use its best efforts to:

                   (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that HeartScan becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                   (b) File with the Commission in a timely manner all reports and other documents required of HeartScan under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

                   (c) So long as a Purchaser owns any Restricted Securities, to furnish to the Purchaser forthwith upon request a written statement by HeartScan as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by HeartScan for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of HeartScan, and such other reports and documents of HeartScan and other information in the possession of or reasonably obtainable by HeartScan as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a

Shareholder to sell any such securities without registration.

         10.10 Transfer of Registration Rights. The rights to cause HeartScan to register securities granted Holders under Sections 10.2 and 10.3 may be assigned to a transferee or assignee reasonably acceptable to HeartScan in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder under this Section 10.10.

         10.11  Standoff  Agreement.  Each Holder agrees upon the initial public offering of HeartScan's securities in connection with any registration of HeartScan's securities in an initial public offering other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, upon request of HeartScan or the underwriters managing any underwritten offering of HeartScan's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of HeartScan or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters.

                                   ARTICLE 11

                     CONDITIONS TO CLOSING OF THE PURCHASERS

         The Purchasers' obligation to purchase the Shares at the Closing are subject to the fulfillment of the following conditions (which conditions may be waived by the Purchasers):

         11.1 Representations and Warranties Correct. The representations and warranties made by Imatron in Section 3 hereof shall be true and correct as of the Closing Date.

         11.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Imatron on or prior to the Closing Date shall have been performed or complied with by Imatron.

         11.3 Qualifications. Imatron shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state in connection with the offer and sale of the Shares.

         11.4 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Purchasers.

         11.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' counsel, and such counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         11.6 Opinion of Imatron's and HeartScan's Counsel. Each purchaser shall have received from Severson & Werson, A Professional Corporation, counsel for Imatron and HeartScan, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E.

         11.7 Secretaries' Certificates. The respective Secretaries of Imatron and HeartScan shall deliver to counsel for the Purchasers at the Closing certificates certifying, among other things, the approval of the transactions contemplated hereby by Imatron's and HeartScan's Board of Directors, and the continued full force and effect of Imatron's and HeartScan's respective Articles of Incorporation and Bylaws.

         11.8 Good Standing. Imatron and HeartScan shall deliver to counsel for the Purchasers at the Closing certificates of good standing executed by the Secretary of State in each jurisdiction where Imatron and HeartScan are incorporated.

         11.9 Equipment Supply Agreement. Imatron and HeartScan shall have entered into an Equipment Supply Agreement substantially in the form previously provided to counsel to the Purchasers.

                                   ARTICLE 12

                        CONDITIONS TO CLOSING OF IMATRON

         Imatron's obligation to transfer and sell the Shares at the Closing is, at the option of Imatron, subject to the fulfillment on or before the Closing Date of the following conditions:

         12.1 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         12.2 Further Representations and Warranties. In the event any Purchaser shall have been organized for the purpose of purchasing the Shares, the beneficial owners of such Purchaser shall have provided to Imatron and HeartScan such information, representations and warranties as Imatron and HeartScan may reasonably require.

         12.3 Qualifications. Imatron shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state in connection with the offer and sale of the Shares.

         12.4 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to Imatron.


                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

         13.2  Survival.   The   representations,   warranties,   covenants  and
agreements made herein shall survive any investigation made by the Purchaser or Imatron and the closing of the transactions contemplated hereby.

         13.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Shares shall not be assignable without the consent of Imatron.

         13.4 Entire Agreement; Amendment. This Agreement or any term hereof, may be amended, waived, discharged or terminated with the written consent of Imatron, HeartScan and Purchasers holding at least a majority of the Shares (or HeartScan Common Stock issuable upon conversion of the Shares). This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         13.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger or courier, addressed as follows:

         To Imatron or
                  HeartScan:  Imatron Inc.
                              389 Oyster Point Blvd.
                              South San Francisco, California 94080
                              Attention: President

         With a copy to:      Severson & Werson

                              One Embarcadero Center, 25th Floor
                              San Francisco, California 94111
                              Attention: Roger S. Mertz, Esq.

         To any Purchaser:    At its address specified in
                                    Exhibit A hereto

         With a copy to:      Werbel McMillin & Carnelutti
                              711 Fifth Avenue, 5th Floor
                              New York, New York 10022
                              Attention: Stephen M. Davis, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective on receipt.

         13.6 Delays or Omissions. Except as expressly provided herein, no delay or omissionto exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of Imatron under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         13.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         13.8 Expenses. Imatron and the Purchasers shall bear their own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, except that Imatron shall pay the reasonable legal expenses incurred by the Purchasers not to exceed an aggregate total of $10,000.

         13.9 Remedies. Imatron and HeartScan stipulate that the remedies at law of the

Purchasers in the event of any default or threatened default by either Imatron or HeartScan in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

         13.10 Attorneys Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover the reasonable attorneys' fees in addition to any other available remedy.

         13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         13.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         13.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

                              IMATRON

                                  IMATRON INC.


                                  By /s/ S. Lewis Meyer
                                    -------------------------
                                     S. Lewis Meyer,
                                     President

                              HEARTSCAN

                                  HEARTSCAN IMAGING, INC.


                                  By /s/ Dale E. Grant
                                    -------------------------
                                    Dale E. Grant,
                                    President

                              PURCHASERS

                                  SC FUNDAMENTAL VALUE FUND, L.P.

                                  By /s/
                                    ---------------------------
                                    Its________________________

                               HAVE A HEART, LLC


                               By /s/
                                 ---------------------------
                                 Its Managing Member


                               SC FUNDAMENTAL VALUE, BVI, LTD.


                               By /s/
                                 ---------------------------
                                 Its



                  (Signature Page to Stock Purchase Agreement)


                               ELLIOTT ASSOCIATES, L.P.


                               By /s/
                                 ---------------------------
                                 Its


                               CRAMER, ROSENTHAL, McGLYNN, INC.


                               By /s/
                                 ---------------------------
                                 Its


                               RAVICH REVOCABLE TRUST OF 1989
                               JESS M. RAVICH, TRUSTEE


                               By /s/ Jess M. Ravich, Trustee
                                 ----------------------------
                                 Jess M. Ravich, Trustee

                               GRACE BROTHERS, LTD.


                               By /s/ Bradford T. Whitmore
                                 ----------------------------
                                 BRADFORD T. WHITMORE
                                 Its General Partner

                  (Signature Page to Stock Purchase Agreement)

                                THE GALILEO FUND, L.P.
                                By DDJ Galileo, LLC, its General Partner


                                By  /s/ Judy K. Mencher
                                 ----------------------------
                                  Judy K. Mencher
                                  Its:  Member


                                WESTGATE INTERNATIONAL, L.P.
                                By: Martley International, Inc.,
                                   its Attorney-in-Fact


                                By /s/
                                 ----------------------------
                                  Its


                                LAKESHORE INTERNATIONAL LIMITED
                                By:  Global Capital Management, Inc.,
                                       Investment Manager


                                By /s/ John D. Brandenborg
                                 ----------------------------
                                  John D. Brandenborg
                                  Its: Vice President

                                MERCED PARTNERS LIMITED PARTNERSHIP
                                By: Global Capital Management, Inc.,
                                       Investment Manager


                                By /s/ John D. Brandenborg
                                 ----------------------------
                                   John D. Brandenborg
                                   Its:  Vice President

                                 MODERN WOODMEN OF AMERICA

                                 By /s/
                                 ----------------------------
                                   Its


                  (Signature Page to Stock Purchase Agreement)


                                /s/ Joseph B. Galichia, M.D.
                                ----------------------------
                                JOSEPH B. GALICHIA, M.D.


                                LAGUNITAS PARTNERS, L.P.


                                By /s/ Jon Gruber
                                 ----------------------------
                                  Jon Gruber, General Partner

                                 THE COPERNICUS FUND, L.P.


                                By /s/
                                 ----------------------------
                                 Its___________________________________

                                CREDIT SUISSE (GUERNSEY) LIMITED


                                By /s/
                                 ----------------------------
                                  Its


                                BANQUE PRIVEE EDMOND DE
                                ROTHSCHILD S.A.


                                By /s/ Charles Cay
                                 ----------------------------
                                  Charles Cay
                                  Its:  First Vice President

                                By /s/ Lisiane Spicher
                                 ----------------------------
                                  Lisiane Spicher
                                  Its:  Authorized Officer

                                REINFRANK LIVING TRUST UA 6/13/96


                                By /s/ R. Rudolph Reinfrank
                                 ----------------------------
                                  R. Rudolph Reinfrank, Trustee

                  (Signature Page to Stock Purchase Agreement)

                                STEPHEN P. RADER AND ANNE W. RADER,
and                             their successors, as trustees of the
                                Rader Living Trust
                                dated 09/09/94

                                /s/ Stephen P. Rader
                                ----------------------------
                                By Stephen P. Rader, Trustee



                                /s/ Gary Post
                                ----------------------------
                                GARY POST



                                A.B. LAFFER, V.A. CANTO & ASSOCIATES


                                By /s/
                                 ----------------------------
                                  Its___________________________________


                                /s/ Kathleen Sullivan
                                ----------------------------
                                KATHLEEN SULLIVAN


                                /s/ Mark Siegel
                                ----------------------------
                                MARK SIEGEL

                              Schedule of Exhibits


Exhibit A - Schedule of Purchasers

Exhibit B - Schedule of Exceptions

Exhibit C - Summary of Capitalization of Imatron and HeartScan

Exhibit D - Certificates of Designation of Preferences of Series A Preferred
                  Stock and Series B Preferred Stock

Exhibit E - Form of Opinion of Counsel to Imatron and HeartScan


                                                              EXHIBIT A


                                                       Schedule of Purchasers


            Name of and Registered                           Purchase
             Address of Purchaser                             Price                                 No. of Shares
SC Fundamental Value Fund,                                  $3,480,000                                21,750
L.P.
712 Fifth Avenue
New York, NY 10019
Attn:  Neil Koffler
Tel: (212) 957-3500
Fax  (212) 957-3434

Have A Heart, LLC.                                          $2,000,000                                12,500
c/o The Yucaipa Companies
10000 Santa Monica Blvd., 5th
Floor
Los Angeles, CA 90067
Attn:  Mark A. Resnik
Tel: (310) 789-7200
Fax: (310) 789-7201

SC Fundamental Value BVI, Ltd.                              $1,520,000                                 9,500
c/o Citco Fund Services
Corporate Center, West Bay Road
Box 31106 SMB
Grand Cayman, Cayman Islands
Tel: (212) 957-3500
Fax  (212) 957-3434

Elliott Associates, L.P.                                    $1,332,800                                 8,330
712 Fifth Avenue, 36th Floor
New York, New York 10019
Attn: Mark D. Brodsky
Tel:  (212) 974-2151
Fax:  (212) 974-2092




                                       -i-






Ravich Revocable Trust of 1989                              $1,000,000                                 6,250
Jess M. Ravich, Trustee
c/o Libra Investments, Inc.
11766 Wilshire Blvd., Suite 870
Los Angeles, CA 90025
Attn:  Jess Ravich
Tel:  (310) 312-5600
Fax:  (310) 312-5665

Grace Brothers, Ltd.                                          $900,000                                 5,625
1560 Sherman Avenue, Suite 9000
Evanston, IL 60201
Attn:  Brad Whitmore
Tel:  (847) 733-1230
Fax:  (847) 733-0339

CRM Partners, L.P.                                            $776,000                                 4,850
707 Westchester Ave.
White Plains, New York 10604
Attn:  Gene Trainor
Tel:  (914) 681-4475
Fax:  (914) 682-3618

The Galileo Fund, L.P.                                        $680,000                                 4,250
141 Linden St., Suite 4
Wellesley, MA 02181
Attn:  Jay Burnham
Tel:  (617) 283-8500
Fax:  (617) 283-8555


                                      -ii-






Westgate International, L.P.                                  $667,200                                 4,170
c/o Midland Bank Trust
Corporation
  (Cayman) Limited
P.O. Box 1109
Mary Street
Grand Cayman, Cayman Islands

Notices to:
c/o Stonington Management
Corporation
712 Fifth Avenue. 36th Floor
New York, New York 10019
Attn: Mark D. Brodsky
Tel: (212) 974-2151
Fax: (212) 974-2092


Lakeshore International Ltd.                                  $520,000                                 3,250
601 Lakeshore Parkway, Suite 200
Minnetonka, MN 55305
Attn:  Dale Wilenbring
Tel:  (612) 476-7241
Fax:  (612) 476-7201

Merced Partners Limited                                       $480,000                                 3,000
  Partnership
By:  Global Capital Management,
Inc.
  General Partner
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305
Attn:  Dale Wilenbring
Tel:  (612) 476-7241
Fax:  (612) 476-7201


                                      -iii-






Modern Woodmen Of America                                     $400,000                                 2,500
1701 First Avenue
Rock Island, IL 61201
Attn:  Mike Dau
Tel:  (309) 793-5566
Fax:  (309) 786-1701


Joseph P. Galichia, M.D.                                      $400,000                                 2,500
551 North Hillside, #410
Wichita, Kansas 67214
Tel:  (316) 688-9112
Fax:  (316) 688-9181

Lagunitas Partners L.P.                                       $400,000                                 2,500
50 Osgood - Penthouse
San Francisco, CA 94133
Tel:  (415) 981-2101
Fax:  (415) 956-7858


CRM Retirement Partners, L.P.                                 $384,000                                 2,400
707 Westchester Ave.
White Plains, New York 10604
Attn:  Gene Trainor
Tel:  (914) 681-4475
Fax:  (914) 682-3618

The Copernicus Fund, L.P.                                     $320,000                                 2,000
141 Linden Street, Suite 4
Wellesley, MA 02181
Tel:  (617) 283-8500
Fax:  (617) 283-8555

CRM Madison Partners, L.P.                                    $192,000                                 1,200
707 Westchester Ave.
White Plains, New York 10604
Attn:  Gene Trainor
Tel:  (914) 681-4475
Fax:  (914) 682-3618


                                      -iv-






Credit Suisse (Guernsey) Limited                              $128,000                                   800
Helvetia Court
P.O. Box 368
St. Peter Port, Guernsey
Channel Islands BY1 3YJ
Attn:  Nikki Baudains
Tel:  (41)(22) 818-9111
Fax:  (41)(22) 818-9127


Banque Privee Edmond de                                        $96,000                                   600
Rothschild,
   S.A. Geneva
18 rue de Hesse
CH 1204 Geneve
Switzerland
Attn:  Charles Gay, First Vice
President
Tel:  (4122) 818.91.11
Fax:  (4122) 818.91.21

Reinfrank Living Trust UA                                      $72,000                                   450
6/13/95
R. Rudolph Reinfrank, Trustee
6725 Zumirez Drive
Malibu, CA 90265
Tel:  (310) 551-2286
Fax:  (310) 561-0591

Stephen P. Rader and Anne W.                                   $72,000                                   450
Rader, and their successors, as
trustees of the Rader Living Trust
dated 09/09/94
18850 Rosita St.
Tarzana, CA 91356
Tel:  (310) 556-7614
Fax:  (310) 556-3568


                                       -v-






Cramer, Rosenthal, McGlynn,                                    $48,000                                   300
Inc.
707 Westchester Ave.
White Plains, New York 10604
Attn:  Gene Trainor
Tel:  (914) 681-4475
Fax:  (914) 682-3618

Gary Post                                                      $48,000                                   300
Ambient Capital Group, Inc.
10990 Wilshire Blvd., Suite 1800
Los Angeles, CA 90024
Attn:  Gary Post
Tel:  (310) 445-2323
Fax:  (310) 445-2330

A.B. Laffer, V.A. Canto                                        $48,000                                   300
   & Associates
5405 Morehouse Drive, Suite 340
San Diego, CA 92121
Attn:  Howard Appel
Tel:  (619) 458-0811
Fax:  (619) 458-9856


Kathleen Sullivan                                              $19,200                                   120
c/o David Cooper, CPA
11-11 Tahquitz Canyon Way,
Suite 113
Palm Springs, CA 92262
Tel:  (619) 320-2002
Fax:  (619)


Mark S. Siegel                                                 $16,800                                   105
c/o Remy Investors & Consultants
1801 Century Park East, Suite 111
Los Angeles, CA 90067
Tel:  (310) 843-0050
Fax:  (310) 843-0010


                                    EXHIBIT B

                                   Exceptions


Section 3.4.  Subsidiaries

         HeartScan Imaging, Inc.
         Imatron Japan Inc.
         InVision Technologies, Inc.


Section 3.7.  Financial Statements

         Imatron has  guaranteed  the  following  leases on behalf of  HeartScan
Imaging, Inc.:


                                                                                                  Initial
                                                                                                  Monthly
Lessor                              Site                           Term                           Payment
Finova                              Seattle, WA                   06/95-07/00                   $45,240

CIT                                 Houston, TX                   01/96-02/01                   $36,316

NDS                                 Washington, DC                07/96-06/01                   $27,805

NDS                                 Pittsburgh, PA                07/96-06/01                   $27,805

Pacific Consolidated                Seattle, WA                   08/94-07/98                   $ 6,449

TMH Medical Offices                 Houston, TX                   06/95-05/00                   $ 5,855

Laing Properties                    Washington, DC                01/96-12/06                   $ 5,351


Section 3.13. Litigation

         Siemens Corporation, Imatron's distributor in the United States, Europe and certain other countries, has asserted a claim against Imatron as a result of the lapse of certain foreign registrations of one of the patents assigned to Siemens by Imatron in connection with the March 31, 1995 agreement between the companies. The technology involved in the patent is not presently used in any of Imatron's products and Imatron believes that resolution of the claim will not have a material adverse impact upon it. Imatron and Siemens have reached an agreement in principle to substitute a new patent in place of the patent with respect to which certain foreign registrations have lapsed.

Section 3.15.  Registration Rights

         Imatron has entered into numerous registration rights agreements with purchasers of
its                                           (Exhibit B - Continued)


securities in the 1992 unit offering, the 1995 private placement, the 1996 private placement and other minor purchasers of its securities. Pursuant to the 1996 private placement, Imatron has agreed to register 4,000,000 shares of its Common Stock within 60 days of May 24, 1996. If such registration is not effective as of such date, the purchasers of such shares have a right to rescind the transaction.


         HeartScan has agreed to provided registration rights to Imatron covering the shares of common stock issuable upon conversion of its Series B Preferred Stock.

Section 3.17.  Material Contracts

         See Exception to Section 3.13.

                                    EXHIBIT C


                       Summary of Pro-Forma Capitalization


Imatron Inc.
                                                                                                             Common
                                                                                                             Shares

         Common Stock outstanding                                                                        76,268,990
         Common Stock issuable upon exercise of outstanding warrants                                      3,722,560
         Common Stock reserved for issuance under option and other plans                                  6,648,209
         Common Stock reserved for issuance under S-3 registration                                        1,500,000
         Common Stock reserved for issuance under the Agreement                                          10,666,667
                                                                                                         ----------
                                                                                                         98,806,426
                                                                                                         ==========

HeartScan Imaging, Inc.

                                                                                                             Common
                                                                                                             Shares

         Common Stock Outstanding                                                                            21,094
         Common Stock issuable upon conversion of Series A Preferred                                      1,000,000
         Common Stock issuable upon conversion of Series B Preferred                                      1,000,000
         Warrants to be issued in connection with Agreement                                                  30,000
         Common Stock reserved for issuance under stock option plans                                        448,906
                                                                                                          ---------
                                                                                                          2,500,000
                                                                                                          =========

                                    EXHIBIT D



      Certificates of Designation of Series A Preferred Stock and Series B
                   Preferred Stock of HeartScan Imaging, Inc.


                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF DESIGNATION

                                       OF

                             HEARTSCAN IMAGING, INC.

                             Pursuant to Section 242
                          of the Corporation Law of the
                                State of Delaware


         HeartScan Imaging, Inc. (the "Corporation"), a Corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The Board of Directors of the Corporation, on June 10, 1996, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, adopted resolutions pursuant to Section 242 of the General Corporation Law of Delaware, setting forth an amendment to the Certificate of Designation of the Series A Preferred Stock and declaring said amendment to be advisable. The stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the state of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED, that the Certificate of Designation of the Series A Preferred Stock of this

Corporation be amended by restating in its entirety the Certificate of Designation Relating to the Series A Preferred Stock of HeartScan Imaging, Inc. to read as follows:

         RESOLVED, that pursuant to the authority expressly granted by the Certificate of Incorporation, as amended, of the Corporation, there is hereby created a series of Preferred Stock, $.001 par value, consisting of 200,000 shares, the issuance of which is hereby authorized, which shall be designated "Series A Preferred Stock" and which shall have the following rights, preferences, voting powers, privileges and restrictions in addition to those set forth in the Certificate of Incorporation, as amended, of the Corporation:

         Section 1. Dividends. The holders of outstanding shares of Series A Preferred shall be entitled to receive in any fiscal year, out of any assets at the time legally available therefor, dividends in cash in such amounts and at such times as the Board of Directors deems advisable. No dividend or other distribution shall be declared or paid on any share of Common Stock (other than a stock dividend payable in Common Stock) or on any share of any series or class of Preferred Stock unless an equal dividend per share is declared on the Series A Preferred (on an as-converted basis) and paid at the same time as on the Common Stock.

         Section 2.  Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled on a pro rata basis to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series or class of Preferred Stock, including the Series B Preferred Stock, by reason of their ownership thereof, the amount of One Hundred Sixty Dollars ($160.00) per share for each share of Series A Preferred then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on the shares of Series A Preferred then held by them. If upon occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. After payment has been made to the holders of the Series A Preferred Shares of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock, the Series A Preferred Shares, and on any other series or class of Preferred Stock shall share ratably all remaining assets of the Corporation in proportion to the number of shares of Common Stock then held by them (on an as-converted basis).

                  (b) For purposes of this Section 2, a merger or consolidation of this Corporation with or into any other Corporation or Corporations (other than a wholly owned subsidiary Corporation), or the merger of any other Corporation(s) into this Corporation, or the sale of all or substantially all of the assets of this Corporation, or any corporate reorganization, in which consolidation, merger, sale of assets or reorganization the stockholders of this Corporation receive distributions in cash, property, rights or securities as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of this Corporation and such distributions shall be made in accordance with Section 2(a) above.

         Section 3. Conversion. The holders of the Series A Preferred shall have conversion rights as follows: (the "Conversion Rights"):

                  (a) Optional and Automatic Conversion. Each share of Series A Preferred shall be convertible at the option of the holder thereof, without payment of additional consideration at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing Ten Dollars ($10.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be One Dollar ($1.00) per share of Common Stock (the "Initial Conversion Price"). Such Initial Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series A Preferred shall be automatically converted, without the payment of additional consideration, into such shares of Common Stock upon the closing of a Qualified Public Offering. For purposes of this subsection (b), a "Qualified Public Offering" means an initial public offering of the HeartScan's common stock to the general public with a post-offering pre-proceeds fully-diluted valuation of the equity existing as of June 26, 1996 (such equity consisting of 100,000 issued and outstanding shares of Series A Preferred, 100,000 issued and outstanding shares of Series B Preferred, 21,094 shares of issued and outstanding reserved Common Stock and 448,906 reserved shares of Common Stock) of no less than $56,000,000 for an initial public offering during the first year following June 26, 1996 and no less than $78,000,000 for an initial public offering during the second year following June 26, 1996 for an initial public offering resulting in net proceeds to the Corporation of not less than
$15,000,000, which initial public offering is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

                  (b) Mechanics of Conversion of Series A Preferred Stock. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, (s)he shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred respectively, and shall give written notice to the Corporation at such office that (s)he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, a certificate(s), registered in such names as specified by the holder, for the number of shares of Common Stock to which (s)he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted Series A Preferred Stock respectively. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933 or with any other transaction, the conversion may, at the option of any holder tendering Series A Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering or the closing of the other transaction, in which event the holder entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities or of such other transaction.

                  (c)  Adjustments to Conversion Price.

                           (i) In the  event  the  outstanding  shares of Common
Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (ii) In the event the  Corporation  shall  declare or
pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:

                                             (A)  in  the   case  of  any   such
dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                             (B)  in  the   case  of  any   such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                  (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of Common Stock shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred as appropriate.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred as appropriate a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.

                  (f) Reservation of Common Stock. The Corporation shall at all times have reserved from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to satisfy the conversion rights of the shares of Series A Preferred Stock.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                           (i) to declare any dividend or distribution  upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii)  to  offer  for  subscription  pro  rata  to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii)   to    effect    any    reclassification    or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (iv) to merge or  consolidate  with or into any other
Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred shares:

                                    (1) at least 30 days' prior  written  notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                                    (2) in the case of the  matters  referred to
in (iii) and (iv) above, at least 30 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock shares for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred at the address for each such holder as shown on the books of this Corporation.

         Section 4. Voting Rights. Except as otherwise required by law, each share of Series A Preferred Stock issued and outstanding shall have the right to vote with the holders of Common Stock on all matters, each share of Series A Preferred Stock having that number of votes equal to the number of Common

Stock shares into which the Series A Preferred is convertible as adjusted from time to time.

         Section 5. Residual Rights. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

         Section 6. No reissuance of Series A Preferred. No shares of Series A Preferred acquired by this Corporation by reason of redemption, purchase, conversion or otherwise, shall be reissued.

         Section 7. Covenants. In addition to any other rights provided by law, so long as any Series A Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of such outstanding shares of Series A
Preferred:

                  (a) Amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred or increase or decrease the number of Series A Preferred authorized hereby;

                  (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred;

                  (c) apply any of its assets to the redemption, retirement, purchase or acquisition directly or indirectly. through subsidiaries or otherwise, of any Common Stock, except from officers, directors or employees of or consultants to this Corporation or its subsidiaries upon termination of employment, directorship or consulting pursuant to the terms of stock purchase agreements or restricted stock purchase agreements entered into with such officers, directors, employees or consultants.

         IN WITNESS WHEREOF, the Corporation has caused its seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 10th day of June, 1996.


                                          HEARTSCAN IMAGING, INC.

                                          BY_______________________
                                               President



ATTEST:



- ------------------------
      Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF DESIGNATION

                                       OF

                             HEARTSCAN IMAGING, INC.

                             Pursuant to Section 242
                          of the Corporation Law of the
                                State of Delaware


         HeartScan Imaging, Inc. (the "Corporation"), a Corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The Board of Directors of the Corporation, on June 10, 1996, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, adopted resolutions pursuant to Section 242 of the General Corporation Law of Delaware, setting forth an amendment to the Certificate of Designation of Series B Preferred Stock and declaring said amendment to be advisable. The stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the state of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED,  that the  Certificate  of  Designation of Series B Preferred
Stock of this Corporation be amended by restating in its entirety the Certificate of Designation Relating to the Series B Preferred Stock of HeartScan Imaging, Inc. to read as follows:

         RESOLVED, that pursuant to the authority expressly granted by the

Certificate of Incorporation, as amended, of the Corporation, there is hereby created a series of Preferred Stock, $.001 par value, consisting of 100,000 shares, the issuance of which is hereby authorized, which shall be designated "Series B Preferred Stock" and which shall have the following rights, preferences, voting powers, privileges and restrictions in addition to those set forth in the Certificate of Incorporation, as amended, of the Corporation:

         Section 1. Dividends. The holders of outstanding shares of Series B Preferred shall be entitled to receive in any fiscal year, out of any assets at the time legally available therefor, dividends in cash in such amounts and at such times as the Board of Directors deems advisable. No dividend or other distribution other than a stock dividend payable in Common Stock shall be declared or paid on any share of Common Stock or on any share of any series or class of Preferred Stock unless an equal dividend per share is declared on the Series B Preferred (on an as-converted basis) and paid at the same time as on the Common Stock.

         Section 2.  Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred shall be entitled on a pro rata basis to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of Eighty Dollars ($80.00) per share for each share of Series B Preferred then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on the shares of Series B Preferred then held by them. The liquidation preference of the Series B Preferred Stock shall only be payable after payment has been made to the holders of the Corporation's Series A Preferred Stock (hereinafter designated collectively with the Series B Preferred Stock as the "Preferred Shares") of a liquidation preference in the amount of One Hundred Sixty Dollars ($160.00) per share plus accrued and unpaid dividends on the shares of the Series A Preferred Stock for each such share of Series A Preferred held by them. If upon occurrence of such event the assets and funds thus distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. After payment has been made to the holders of the Preferred Shares of the full amounts to which they shall be entitled as aforesaid, and in the order of preference as aforesaid, the holders of the Common Stock and the Preferred Shares shall share ratably all remaining assets of the Corporation in proportion to the number of shares of Common Stock then held by them (on an as-converted basis).

                  (b) For purposes of this Section 2, a merger or consolidation of this Corporation with or into any other Corporation or Corporations (other than a wholly owned subsidiary Corporation), or the merger of any other Corporation(s) into this Corporation, or the sale of all or substantially all of the assets of this Corporation, or any corporate reorganization, in which consolidation, merger, sale of assets or reorganization the stockholders of this Corporation receive distributions in cash, property, rights or securities as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of this Corporation and such distributions shall be made in accordance with Section 2(a) above.

         Section 3. Conversion. The holders of the Series B Preferred shall have conversion rights as follows: (the "Conversion Rights"):

                  (a) Optional and Automatic Conversion. Each share of Series B Preferred shall be convertible at the option of the holder thereof, without payment of additional consideration at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing Ten Dollars ($10.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be One Dollar ($1.00) per share of Common Stock (the "Initial Conversion Price"). Such Initial Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series B Preferred shall be automatically converted, without the payment of additional consideration, into such shares of Common Stock upon the closing of a Qualified Public Offering. For purposes of this subsection (b), a "Qualified Public Offering" means an initial public offering of the HeartScan's common stock to the general public with a post-offering pre-proceeds fully-diluted valuation of the equity existing as of June 26, 1996 (such equity consisting of 100,000 issued and outstanding shares of Series A Preferred, 100,000 issued and outstanding shares of Series B Preferred, 21,094 shares of issued and outstanding reserved Common Stock and 448,906 reserved shares of Common Stock) of no less than $56,000,000 for an initial public offering during the first year following June 26, 1996 and no less than $78,000,000 for an initial public offering during the second year following June 26, 1996 for an initial public offering resulting in net proceeds to the Corporation of not less than
$15,000,000, which initial public offering is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

                  (b) Mechanics of Conversion of Series B Preferred Stock. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock, (s)he shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred respectively, and shall give written notice to the Corporation at such office that (s)he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, a certificate(s), registered in such names as specified by the holder, for the number of shares of Common Stock to which (s)he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted Series B Preferred Stock respectively. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933 or with any other transaction, the conversion may, at the option of any holder tendering Series B Preferred for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering or the closing of the other transaction, in which event the holder entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such sale of securities or other transaction.

                  (c)  Adjustments to Conversion Price.

                           (i) In the  event  the  outstanding  shares of Common
Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (ii) In the event the  Corporation  shall  declare or
pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:


                                    (A) in the case of any such dividend,
immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                    (B) in the case of any such subdivision,  at
the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                  (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of Common Stock shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series B Preferred as appropriate.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred as appropriate a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred.

                  (f) Reservation of Common Stock. The Corporation shall at all times have reserved from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to satisfy the conversion rights of the shares of Series B Preferred Stock.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                           (i) to declare any dividend or distribution  upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii)  to  offer  for  subscription  pro  rata  to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii)   to    effect    any    reclassification    or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (iv) to merge or  consolidate  with or into any other
Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series B Preferred shares:

                                    (1) at least 30 days' prior  written  notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                                    (2) in the case of the  matters  referred to
in (iii) and (iv) above, at least 30 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock shares for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series B Preferred at the address for each such holder as shown on the books of this Corporation.

         Section 4. Voting Rights. Except as otherwise required by law, each share of Series B Preferred Stock issued and outstanding shall have the right to vote with the holders of Common Stock on all matters, each share of Series B Preferred Stock having that number of votes equal to the number of Common Stock shares into which the Series B Preferred is convertible as adjusted from time to time.

         Section 5. Residual Rights. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

         Section 6. No reissuance of Series A Preferred. No shares of Series A Preferred acquired by this Corporation by reason of redemption, purchase, conversion or otherwise, shall be reissued.

         Section 7. Covenants. In addition to any other rights provided by law, so long as any Series B Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of such outstanding shares of Series A
Preferred:

                  (a) Amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series B Preferred or increase or decrease the number of Series B Preferred authorized hereby;

                  (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred;

                  (c) apply any of its assets to the redemption, retirement, purchase or acquisition directly or indirectly. through subsidiaries or otherwise, of any Common Stock, except from officers, directors or employees of or consultants to this Corporation or its subsidiaries upon termination of employment, directorship or consulting pursuant to the terms of stock purchase agreements or restricted stock purchase agreements entered into with such officers, directors, employees or consultants.

         IN WITNESS WHEREOF, the Corporation has caused its seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 10th day of June, 1996.

                                  HEARTSCAN IMAGING, INC.

                                  BY_______________________
                                           President



ATTEST:



- ------------------------
      Secretary

                                    EXHIBIT E


               Form of Opinion of Counsel to Imatron and HeartScan










                                  June 24, 1996




To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement

Ladies and Gentlemen:

         We have acted as counsel to Imatron Inc., a New Jersey corporation ("Imatron") and HeartScan Imaging, Inc., a Delaware corporation ("HeartScan") in connection with the execution and delivery of that certain Stock Purchase Agreement dated as of June 24, 1996 (the "Purchase Agreement"). This opinion is furnished to you pursuant to Section 11.6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Purchase Agreement.

         For purposes of this opinion, we have examined the following:


                           (a) A copy of the Purchase Agreement;

                           (b) A copy of the  Certificate  of  Incorporation  of
Imatron, as amended, certified by the Secretary of State of New Jersey on June 10, 1996;

                           (c) A copy of the  Certificate  of  Incorporation  of
HeartScan, as amended, certified by the Secretary of State of Delaware on June 17, 1996;

                           (d) A copy of the By-laws of Imatron  certified to us
by an officer of Imatron as being complete and in full force and effect as of the date of this opinion.

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 2




                           (e) A copy of the By-laws of  HeartScan  certified to
us by an officer of HeartScan as being complete and in full force and effect as of the date of this opinion.

                           (f) Records  certified to us by an officer of Imatron
constituting all records of proceedings and actions of the board of directors of Imatron relating to the transaction contemplated by the Purchase Agreement.

                           (g)  Records   certified  to  us  by  an  officer  of
HeartScan constituting all records of proceedings and actions of the board of directors and shareholders of HeartScan relating to the transaction contemplated by the Purchase Agreement.

         We have assumed the genuineness and authenticity of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies and the accuracy and completeness and authenticity of certificates of public officials and of all corporate records and information made available to us by the Company. We have assumed with respect to the Purchasers, that each has the power to enter into and perform all of its obligations under the Purchase Agreement, the due authorization by the Purchaser of all requisite actions, the due execution and delivery of the Purchase Agreement by the Purchasers and the enforceability of the Purchase Agreement against the Purchasers.

         In rendering this opinion, we relied as to factual matters upon the certificates referred to above. We have also examined originals or copies of such corporate documents or records of the Company as we have deemed appropriate for the opinions expressed herein. Where we render an opinion "to our knowledge" or with respect to matters "of which we have knowledge," it is based on the actual knowledge of attorneys in this firm who are currently involved with the transactions contemplated by the Purchase Agreement and a review of the above certificates. With your consent we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion in Paragraph 7 below. While nothing has come to our attention leading us to question or giving us reasonable grounds to question the accuracy of such certificates or information, we have not, except as specifically noted in this opinion, made any independent review or investigation.

         Based on the foregoing, we are of the opinion that:

         (a) Imatron is a corporation duly organized, validly existing and in good standing under the laws of the New Jersey and has all requisite power and authority to own, lease and

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 3



operate its properties and assets and to conduct its business as now being conducted. HeartScan is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

         (b) Imatron and HeartScan have all requisite corporate power and authority to enter into the Purchase Agreement, to sell the Shares, and to carry out their respective obligations under the Purchase Agreement. The execution, delivery and performance of the Purchase Agreement have been duly and validly authorized by all requisite corporate proceedings on the part of Imatron and HeartScan respectively. The Purchase Agreement when executed and delivered by Imatron and HeartScan, shall constitute valid and binding obligations of each, subject to the following qualifications: (i) that certain provisions of the Agreement may not be enforceable, but that such enforceability will not, subject to the other exceptions, qualifications, and limitations in this Letter, render the contract invalid as a whole or substantially interfere with realization of the principal benefits provided by the Agreement; (ii) subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; and (iii) except to the extent that Sections 9.6, 9.10 and
10.7 may be limited by public policy and applicable judicial decisions.
         (c) The execution and delivery of the Purchase Agreement by Imatron and HeartScan do not, and the consummation by Imatron and HeartScan of the transactions contemplated thereby will not result in or constitute: (a) a default, breach or violation of or under the Certificate of Incorporation or Bylaws of either; (b) to our knowledge, a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which either Imatron or HeartScan is a party or by which any of their respective properties or assets are bound;
(c) to our knowledge, a violation of any statute, rule, regulation, order, judgement or decree of any court, public body or authority by which either Imatron or HeartScan or any of their respective properties or assets are bound;
(d) to our knowledge an event which (with notice or lapse of time or both) would permit any person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of Imatron or HeartScan under any Agreement or commitment to which either is a party or by which the either is bound or by which any of their respective properties or assets are bound; (e) to our knowledge, the creation or imposition of any lien, charge or encumbrance on any property of Imatron or HeartScan under any agreement or commitment to which either is a party or by which either is bound or by which any of their respective properties or assets are bound; or (f) to our knowledge an event which would require any consent under any agreement or commitment to which Imatron or HeartScan is a party or

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 4



by which the either is bound or by which any of their respective properties or assets are bound.

         (d) The authorized capital stock of Imatron consists of: (a) 100,000,000 shares of Common Stock, of which (i) 76,268,990 shares are issued and outstanding, (ii) 3,687,560 shares have been reserved for issuance under outstanding warrants, (iii) 6,648,209 shares have been reserved for issuance under various stock plans, and (iii) 10,666,667 shares are reserved for exchange hereunder; and (b) 10,000,000 shares of preferred stock of which (i) 2,632,813 shares have been designated "Series A Preferred Stock," none of which is issued and outstanding, and (ii) 380,000 shares have been designated "Series B Preferred Stock," none of which is issued and outstanding.

         (e) The authorized capital stock of HeartScan consists of: (a) 4,000,000 shares of Common Stock, of which (i) 21,094 shares are issued and outstanding, (ii) 448,906 shares have been reserved for issuance pursuant stock option and other plans, (iii) 30,000 shares have been reserved for issuance upon the exercise of warrants to be issued in connection with the purchase and sale of the Shares, and (iv) 2,000,000 shares have been reserved for issuance upon conversion of the outstanding Series A Preferred Stock and Series B Preferred Stock; and (b) 1,000,000 shares of preferred stock of which (i) 200,000 shares have been designated "Series A Preferred Stock" and of which 100,000 are issued and outstanding, and (ii) 100,000 shares of which have been designated "Series B Preferred Stock" and of which all 100,000 shares are issued and outstanding.

         (f) The HeartScan Preferred Shares to be transferred at Closing, and the HeartScan common shares into which those Shares can be converted, have been duly authorized by all necessary corporate action on the part of HeartScan.

         (g) To our knowledge, there is no suit, claim, investigation or proceeding pending or threatened against Imatron or HeartScan which questions the validity of the Purchase Agreement or any action taken or to be taken pursuant thereto. To our knowledge, except as set forth on Exhibit B to the Purchase Agreement, there is no action, suit, claim, investigation or proceeding pending or threatened, against or involving Imatron or HeartScan or any of their properties or assets. To our knowledge, there are no outstanding orders, judgments, injunctions, awards, or decrees of any court, arbitrator or governmental or regulatory body against Imatron or HeartScan.

         (h) Subject to the accuracy of the Purchasers' representations as set forth in the Purchase Agreement, the offer, sale and issuance of the Shares to be sold in conformity with the terms of the Purchase Agreement constitute transactions exempt from the registration

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 5



requirements of Section 5 of the Securities Act of 1933, as amended, and of the California Corporate Securities Law of 1968.

         (i) Except as set forth on Exhibit B to the Purchase Agreement and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by Imatron or HeartScan of the Purchase Agreement, and for the offering, sale, execution or delivery of the Shares, or for the performance by Imatron of its obligations under the Purchase Agreement. Notwithstanding the foregoing, no opinion is rendered with respect to whether HeartScan currently has or will in fact be able to obtain any or all of the authorizations, consents, approvals licenses or registrations that may in the future be necessary to implement it business plan.


         In  rendering  the  foregoing  opinions,   we  have  assumed,   without
verification, the following:

         (A) All representations, warranties and covenants contained in the Purchase Agreement are accurate; provided, however, that any statement set forth in a representation or warranty for which an opinion is rendered herein is excluded from the scope of this assumption;

         (B) There are no oral agreements among the parties which conflict with or materially amend or supplement the provisions of the Purchase Agreement;

         (C) The Purchasers will comply with their obligations under the Purchase Agreement and with all requisite legal procedures in connection with their rights in respect of such documents;

         (D) That any wire transfers, drafts or checks tendered by any Purchaser will be honored; and

         (E) If a Purchaser is a corporation or other entity, it has have filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes.

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 6



         With respect to assumptions  (A) and (B), above, we confirm to you that
(i) we have no knowledge that any of the representations, warranties and covenants contained in the Purchase Agreement are inaccurate, and (ii) we have no knowledge of any oral agreements among the parties which conflict with or materially amend or supplement the provisions of the Purchase Agreement.

         Furthermore,   in  rendering   the  foregoing   opinion,   we  make  no
representation and express no opinion as to:

         a. The enforceability of the indemnification provisions set forth in the Purchase Agreement;

         b. The compliance or noncompliance by Imatron or HeartScan with applicable antifraud statues under the rules and regulations applicable to state and federal laws concerning the issuance of securities;

         c. The enforceability of any covenant by which a person agrees not to compete with any other person.

         The foregoing opinions are further qualified to the extent that the validity or enforceability of any provisions of the Purchase Agreement are subject to the following:

         (i) Bankruptcy, insolvency, reorganization, moratorium, rehabilitation,
liquidation,  conservatorship,   receivership  or  other  similar  laws  now  or
hereafter in effect relating to creditors' rights generally;

         (ii) Limitations on the availability of the remedy of specific performance and injunctive and other forms of equitable relief by reason of equitable defenses and the discretion of courts before which any proceeding therefore may be brought;

         (iii)  The  compliance  or  non-compliance  with  applicable  state and
federal  anti-fraud  or   misrepresentation   statues,   rules  and  regulations
concerning the issuance of securities;

         (iv) Limitations on the enforceability of contracts or obligations by entities deemed to be doing business in the State of California which have failed to qualify to do business in the State of California or whose authority to conduct business in the State of California has been suspended;

To Each of the Purchasers Listed
on Exhibit A to the Purchase Agreement
June 24, 1995
Page 7



         (v) Limitations based on state law and public policy regarding the enforceability of express or implied waivers including, without limitation, waivers of rights, claims or defenses;

         (vi) Limitations on the enforceability of a requirement that provisions of a document may only be amended or waived in writing, to the extent that an oral agreement modifying provisions of the document has been performed;

         (vii) Limitations on the effectiveness of "severability" provisions depending on the materiality of the unenforceable provision to the document as a whole and the undertakings of the parties thereunder;

         (viii) The effect of California court decisions which have held that certain provisions of agreements are unenforceable where a party's enforcement of such provisions under the circumstances would violate the party's implied covenant of good faith and fair dealing;

         (ix) The effect of California, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances.

         The opinion set forth herein is as of the date of this opinion and we disclaim any undertaking to update this opinion based upon any changes in fact or law of which we may become aware.

         As you are aware, we are admitted to practice law only in the State of California. Except with respect to the due incorporation and good standing of Imatron and HeartScan, we express no opinion on any laws (including any laws relating to conflicts of laws) other than the federal laws of the United States of America and the laws of the State of California. With your permission we assume, without investigation, that the laws of Delaware and California, and the interpretations thereof, are the same. The preceding opinion is based solely on such laws.

         This opinion is for your benefit and may not be relied on by any other person, or by you in any other context or for any other purpose, nor may copies hereof be delivered to any other person without our prior written consent.

                                          Very truly yours,